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                                                                   Exhibit 10.14
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December 31, 2001


Stephen C. McCluski
Senior Vice President and Chief Financial Officer
Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604

Dear Steve:

Reference is made to the License Agreement between Control Delivery Systems, Inc. and Bausch & Lomb Incorporated dated as of June 9, 1999, as amended (the "Agreement"). Defined terms shall have the meanings set forth in the Agreement.

As we discussed, please sign below to indicate Bausch and Lomb's agreement that:

   (a) Exhibit 6.1 is the modified Budget that sets forth for the period from June 9, 1999 through December 31, 2002, on a quarter by quarter basis, and for the period January 1, 2003 through December 31, 2008, on an annual basis, the budget for the development of the Licensed Products for posterior uveitis, DME and wet ARMD, including both the costs incurred and to be incurred by Licensee and by Licensor; and

   (b) The Agreement hereby is amended as follows: (1) Exhibit 6.1 attached hereto is incorporated into and made a part of the Agreement and shall replace any Budget previously agreed to by the parties; (2) Sections 5.3 and 6.2 hereby are amended by changing the date December 31, 2003 to December 31, 2008; (3) Sections 5.8 and 7.3 hereby are amended by changing references to the year 2003 to 2008; (4) for purposes of the fifth sentence of Section 6.1, for any fiscal quarter that falls within a year for which funding is set forth in Exhibit 6.1 on an annual basis, Licensee shall pay to Licensor, for that upcoming fiscal quarter, one quarter of the amount set forth in the Budget for payment to Licensor for the year in which that fiscal quarter falls; (5) the first sentence of
       Section 8.2 hereby is amended by deleting the words "the Immusert Product (Cyclosporine) when approved for

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       uveitis in a Market ("Immusert")" and substituting therefor the words
       "the first CDS Licensed Product when approved in a Market by the applicable regulatory authority for sale for uveitis (the "Uveitis Product")"; and (6) Sections 8.2, 8.3 and 15.1.5 are amended by substituting the words "Uveitis Product" for "Immusert" or "Immusert Product" wherever those terms appear in those sections.

   (c) In all other respects, the provisions of the Agreement remain in full force and effect.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original document, and all of which taken together shall constitute one and the same agreement.

Control Delivery Systems, Inc.

By: /s/ Paul Ashton
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    Paul Ashton
    President and Chief Executive Officer


Agreed and Accepted:

Bausch & Lomb Incorporated

By: /s/ Stephen C. McCluski
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    Stephen C. McCluski
    Senior Vice President and Chief Financial Officer

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